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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 29549

                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 31, 2000



                               GIANT GROUP, LTD
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            (Exact name of registrant as specified in its charter)

              Delaware                    1-4323                23-0622690
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  (State or other jurisdiction of      (Commission            (IRS Employer
          incorporation)               File Number)        Identification No.)

   9440 Santa Monica Blvd., Suite 407                             90210
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:       (310) 273-5678
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Item 2.     Disposition of Assets
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     On October 31, 2000, Periscope Sportswear, Inc. ("Periscope"), a 100%
wholly owned subsidiary of GIANT GROUP, LTD. ("GIANT"), executed and delivered a letter delivering peaceful possession of its assets to Century Business Credit Corporation ("Century"). Pursuant to the letter, all Periscope's receivables, inventory, fixed assets, and other assets listed as collateral in Periscope's August 1999 "Factoring Agreement" with Century were transferred to Century. As previously disclosed, Periscope was in default under its Factoring Agreement with Century. GIANT as a guarantor of $2 million of Periscope's obligations to Century, which resulted from the April 2000 amendment of Periscope's Cash Pledge Security agreement with Century, consented to this transaction and was released from its guarantee. In addition, GIANT has also provided $3 million of collateral under the 1999 Factoring Agreement with Century which maybe returned by Century to GIANT under certain circumstances.


Item 7. Financial Statements and Exhibits
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     Financial statements and exhibits will be filed in an amendment to this form 8-K by November 27, 2000.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





     Date: November 15, 2000       By: /s/ Pasquale A. Ambrogio
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                                   Vice-President, Chief Financial
                                   Officer, Secretary and Treasurer